SUN INTERNATIONAL HOTELS LIMITED
                       AUDIT COMMITTEE CHARTER

I.   PURPOSE

The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The independent auditor is ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for stockholder approval in any proxy statement.)

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Sections III-VI of this Charter.

II.   COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee consists of at least two directors with an increase to three by June 2001, all of whom have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Each member of the Audit Committee shall meet the independence requirements set forth in Rule 303.01 (B)(3) (or qualify for an exemption under Rule 302(D)) of the New York Stock Exchange Listing Standards, as applicable, and as may be modified or supplemented. Each member of the Audit Committee shall be financially literate, as determined by the Corporation's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment.

The members of the Audit Committee shall be elected by the Board of Directors. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. The duties and responsibilities of a member of the Audit Committee are in addition to those duties of such member as a member of the Board of Directors.

III.   CONTINUOUS ACTIVITIES

 The Audit Committee shall:

1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

2. Meet four times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3. Confirm and assure the independence of the independent auditor. With respect to the independence of the independent auditor, the Audit Committee must:

(a) Ensure that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditor and the Corporation. This statement must comply with Independence Standards Board Standard No. 1, as may be modified or supplemented;

(b) Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

(c) Recommend that the Board of Directors take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

4. Instruct the independent auditor that the Board of Directors and the Audit Committee are the independent auditor's clients.

5. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6.   Consider and review with the independent auditor:

(a) The adequacy of the Company's internal controls including computerized information system controls and security; and

(b) Related findings and recommendations of the independent auditor together with management's responses.

7.   Consider and review with management and the independent auditor:

(a) Significant findings during the year, including the status of previous audit recommendations;

(b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information;

8. Periodically assess the performance of the Audit Committee by consulting with independent auditors, internal auditors and Company counsel on how Audit Committee best practices relate to current Audit Committee practices, and institute appropriate change;

9. Set guidelines for Audit Committee education and orientation to assure understanding of the business and the environment in which the Company operates and to report periodically to the Board of Directors as a result of the foregoing.


III. CONTINUOUS ACTIVITIES -SPECIFIC POLICIES

1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices including the following:

(a)  Selection of new or changes to accounting policies;

(b)  Estimates, judgments, and uncertainties;

(c)  Unusual transactions;

(d) Accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they were recorded.

2. Ensure that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or proposed to be adopted by management, including compliance with applicable SEC staff accounting bulletins.

3. Inquire as to the independent auditor's independent qualitative judgments about the appropriateness of the accounting principles, the consistency of the Company's accounting policies, and the clarity and completeness of the Company's financial statements and related disclosure practices used or proposed to be adopted by management in connection with the independent auditor's review of interim and audit of annual financial statements prior to filing its appropriate SEC Forms. Involve, as appropriate, members of management including the President, CFO and legal counsel in the quarterly discussions.

4. Determine, with regard to new transactions or events, the independent auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.


V.   SCHEDULED ACTIVITIES

1. Recommend the selection of the independent auditor for approval by the Board of Directors, approve the compensation of the independent auditor and review and approve any discharge of the independent auditor.

2. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

3. Review with management and the independent auditor the results of annual audits and related comments in consultation with other committees as deemed appropriate including:

(a)  The Company's audited annual financial statements and related footnotes;

(b)  The independent auditor's audit of, and report on the financial statements;

(c)  Any significant changes required in the independent auditor's audit plans;

(d) Any difficulties or disputes with management encountered during the course of the audit; and

(e) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

4. Review annual filings with the SEC and other published documents containing the Company's financial statements and consider whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 20-F filing with the SEC.

5. Review the interim financial reports with management and the independent auditor before those interim reports are released to the public or filed with the SEC or other regulators.

6. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the Board of Directors to recommend the appointment of the independent auditor.
7. Set guidelines for review of stock exchange certifications and SEC disclosure requirements related to the Audit Committee.

8.   Review and update the Audit Committee Charter annually.

IX.  "WHEN NECESSARY" ACTIVITIES

1.   Review periodically with general counsel, legal and regulatory matters that
     may  have  a  material  impact  on  the  Company's  financial   statements,
     compliance policies and programs.

2.   Conduct  or  authorize  investigations  into any  matters  within the Audit
     Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation or in discharging its responsibilities.

3. Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation or Bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.